EXHIBIT 5.3


                                 June 18, 2003



ABN AMRO Capital Funding LLC V               ABN AMRO Capital Funding Trust V
ABN AMRO Capital Funding LLC VI              ABN AMRO Capital Funding Trust VI
ABN AMRO Capital Funding LLC VII             ABN AMRO Capital Funding Trust VII
ABN AMRO Capital Funding LLC VIII            ABN AMRO Capital Funding Trust VIII
ABN AMRO Capital Funding LLC IX              ABN AMRO Capital Funding Trust IX
135 South LaSalle Street                     135 South LaSalle Street
Chicago, Illinois 60603                      Chicago, Illinois 60603



                  Re:  ABN AMRO Capital Funding LLCs V-IX
                       ABN AMRO Capital Funding Trusts V-IX

Ladies and Gentlemen:

          We have acted as special Delaware counsel for ABN AMRO Capital Funding LLC V, a Delaware limited liability company ("Company V"), ABN AMRO Capital Funding LLC VI, a Delaware limited liability company ("Company VI"), ABN AMRO Capital Funding LLC VII, a Delaware limited liability company ("Company VII"), ABN AMRO Capital Funding LLC VIII, a Delaware limited liability company ("Company VIII"), ABN AMRO Capital Funding LLC IX, a Delaware limited liability company ("Company IX") (Company V, Company VI, Company VII, Company VIII and Company IX are hereinafter collectively referred to as the "Companies" and sometimes hereinafter individually referred to as a "Company"), ABN AMRO Capital Funding Trust V, a Delaware statutory trust ("Trust V"), ABN AMRO Capital Funding Trust VI, a Delaware statutory trust ("Trust VI"), ABN AMRO Capital Funding Trust VII, a Delaware statutory trust ("Trust VII"), ABN AMRO Capital Funding Trust VIII, a Delaware statutory trust ("Trust VIII"), ABN AMRO Capital Funding Trust IX, a Delaware statutory trust ("Trust IX") (Trust V, Trust VI, Trust VII, Trust VIII and Trust IX are hereinafter collectively referred to as the "Trusts" and sometimes hereinafter individually referred to as a "Trust") in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:


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June 18, 2003
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     (a)  The Certificate of Formation of Company V, dated March 28, 2003, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on March 28, 2003;

     (b) The Certificate of Formation of Company VI, dated March 28, 2003, as filed in the office of the Secretary of State on March 28, 2003;

     (c) The Certificate of Formation of Company VII, dated March 28, 2003, as filed in the office of the Secretary of State on March 28, 2003;

     (d) The Certificate of Formation of Company VIII, dated March 28, 2003, as filed in the office of the Secretary of State on March 28, 2003;

     (e) The Certificate of Formation of Company IX, dated March 28, 2003, as filed in the office of the Secretary of State on March 28, 2003 (the documents described in (a) through (e) each being an "LLC Certificate");

     (f)  The Limited Liability Agreement of Company V, dated as of March 28,
          2003;

     (g) The Limited Liability Agreement of Company VI, dated as of March 28, 2003;

     (h) The Limited Liability Agreement of Company VII, dated as of March 28, 2003;

     (i) The Limited Liability Agreement of Company VIII, dated as of March 28, 2003;

     (j) The Limited Liability Agreement of Company IX, dated as of March 28, 2003;

     (k) The Certificate of Trust of Trust V, as filed with the office of the Secretary of State on April 1, 2003;

     (l) The Certificate of Trust of Trust VI, as filed with the office of the Secretary of State on April 1, 2003;

     (m) The Certificate of Trust of Trust VII, as filed with the office of the Secretary of State on April 1, 2003;

     (n) The Certificate of Trust of Trust VIII, as filed with the office of the Secretary of State on April 1, 2003;


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     (o)  The Certificate of Trust of Trust IX, as filed with the office of the
          Secretary of State on April 1, 2003 (the documents described in (k) through (o) each being a "Trust Certificate");

     (p) The Trust Agreement of Trust V, dated as of April 1, 2003 between LaSalle Funding LLC, a Delaware limited liability company (the "Depositor") and The Bank of New York (Delaware) (the "Trustee");

     (q) The Trust Agreement of Trust VI, dated as of April 1, 2003 between the Depositor and the Trustee;

     (r) The Trust Agreement of Trust VII, dated as of April 1, 2003 between the Depositor and the Trustee;

     (s) The Trust Agreement of Trust VIII, dated as of April 1, 2003 between the Depositor and the Trustee;

     (t) The Trust Agreement of Trust IX, dated as of April 1, 2003 between the Depositor and the Trustee;

     (u) The Registration Statement on Form F-3, including a preliminary prospectus (the "Prospectus") relating to the Preferred Securities of each Company (each, a "Preferred Security" and collectively, the "Preferred Securities"), and to the Trust Preferred Securities of each Trust (each, a "Trust Preferred Security" and collectively, the "Trust Preferred Securities") as filed by the Companies and the Trusts with the Securities and Exchange Commission on April 25, 2003, as amended by Amendment Number One thereto filed on April 29, 2003 and amended by Amendment Number Two thereto to be filed on or about June 18, 2003 (as amended, the "Registration Statement");

     (v) A form of Amended and Restated Limited Liability Company Agreement for each of the Companies, to be entered into by ABN AMRO North America Holding Company, as the sole initial member (collectively, the "LLC Agreements" and individually, an "LLC Agreement"), to be attached as an exhibit to the Registration Statement;

     (w) A form of Amended and Restated Trust Agreement for each of the Trusts, to be entered into between the Depositor and the Trustee (collectively, the "Trust Agreements" and individually, a "Trust Agreement"), to be attached as an exhibit to the Registration Statement;

     (x) A Certificate of Good Standing for each of the Companies, dated June 18, 2003, obtained from the Secretary of State; and


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ABN AMRO Capital Funding Trusts V-IX
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     (y)  A Certificate of Good Standing for each of the Trusts, dated June 18,
          2003, obtained from the Secretary of State.

          Initially capitalized terms used herein and not otherwise defined are used as defined in the LLC Agreement.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (y) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (y) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

          For purposes of this opinion, we have assumed (i) that each LLC Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation, management and termination of, the Company, and that each LLC Agreement and each LLC Certificate are in full force and effect and have not been amended, (ii) that each Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, management and termination of the Trust, and that each Trust Agreement and each Trust Certificate are in full force and effect and have not been amended, (iii) except to the extent provided in paragraphs 1 and 4 below, the due creation or the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation or organization or formation, (iv) the legal capacity of natural persons who are signatories to the documents examined by us, (v) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vii) the receipt by each Person to whom a Preferred Security is to be issued by a Company (each, a "Preferred Securityholder" and collectively, the "Preferred Securityholders") of a certificate substantially in the form of the certificate attached to the LLC Agreement evidencing the Preferred Securities and the payment for the Preferred Securities acquired by it, in accordance with the LLC Agreement and the Registration Statement, (viii) the receipt by each Person to whom a Trust Preferred Security is to be issued by a Trust (each, a "Holder" and collectively, the "Holders") of a certificate substantially in the form of the trust certificate attached to the Trust Agreement and the payment


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for the Trust Preferred Security acquired by it, in accordance with the Trust
Agreement and the Registration Statement, (ix) that the books and records of the Companies set forth the names and addresses of all Persons to be admitted as members of the Companies and the dollar value of each of the member's contribution to the Companies, (x) that the Preferred Securities are issued and sold to the Preferred Securityholders in accordance with the Registration Statement and the LLC Agreements, and (xi) that the Trust Preferred Securities are issued and sold to the Holders in accordance with the Registration Statement and the Trust Agreements. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

          This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. Each Company has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. ss. 18-101, et seq.).

          2. The Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable limited liability company interest in the Companies.

          3. The Preferred Securityholders shall not be obligated personally for any of the debts, obligations or liabilities of the Companies, whether arising in contract, tort or otherwise solely by reason of being a member of the Company, except as a Preferred Securityholder may be obligated to repay any funds wrongfully distributed to it. We note that the Preferred Securityholders may be obligated to make payments as set forth in the LLC Agreements.

          4. Each Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act (12 Del.
C. ss. 3801, et seq.).

          5. The Trust Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 6 below, fully paid and nonassessable interests in the Trusts.

          6. The Holders, in their capacity as such, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit


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ABN AMRO Capital Funding Trusts V-IX
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organized under the General Corporation Law of the State of Delaware. We note that the Holders may be obligated to make payments as set forth in the Trust Agreements.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to Davis Polk & Wardwell's relying as to matters of Delaware law upon this opinion in connection with opinions to be rendered by them in connection with the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            Very truly yours,


                                            /s/ Richards, Layton & Finger, P.A.

EAM/JGL/RJF/rmc